Exhibit 10.5

Stock Option Agreement

This Employee Stock Option Agreement, dated as of May 15, 2018 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries (the “Associate”), is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms used, but not otherwise defined, in this Agreement may be found in the Plan.  Reference is made to that certain Employment Agreement between the Company and the Associate, dated May 15, 2018 (the “Employment Agreement”).

The Company and the Associate hereby agree as follows:

Section 1.    Grant of Options.

(a)    Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Options to purchase the number of shares of Company Common Stock specified on the signature page hereof.  The Options are not intended to be Incentive Stock Options.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)    Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.    Vesting and Exercisability.

(a)    Vesting Schedule. Except as otherwise provided in the Plan or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of February 18, 2018, subject to the continuous employment of the Associate with the Company through each applicable vesting date; provided that if, subject to the Associate’s compliance with his obligations under Section 6(g) of the Employment Agreement, the Associate’s employment with the Company is terminated by reason of the Associate’s death or Disability (as defined in the Employment Agreement), any Options held by the Associate shall immediately vest as of the effective date of such termination.

(b)    Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)    Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.    Termination of Options.

(a)    Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or the Plan, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)    Early Termination.  If the Associate’s employment with the Company terminates for any reason, any Options held by the Associate that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Associate’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Associate following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the one-year anniversary in the case of a termination by reason of the Associate’s death or Disability or a retirement from active service on or after the Associate reaches normal retirement age, or in the event of any other termination of employment, the three-month anniversary of the effective date of the Associate’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 5(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.    Manner of Exercise.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Associate shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Associate specifying the proposed date on which the Associate desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”) or such other or different requirements as may be imposed by the Company.  Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Associate shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Associate may exercise vested Options by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Associate to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non‑U.S. securities laws or any other law.

Section 5.    Change in Control; Impact of Spin-Off.

(a)    Vesting and Cancellation.  Except as otherwise provided in Section 5(b), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)    Alternative Award.  Notwithstanding Section 5(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an Alternative Award meeting the requirements of the Plan; provided,  however, that if this Section 5(b) becomes operative, but the Associate’s employment is terminate by the Company without Cause or the Associate resigns with Good Reason and any such termination occurs between the date a definitive agreement is signed by the Company contemplating transactions which, if consummated, would result in a Change in Control and the date that is twenty-four (24) months following the Change in Control, all then outstanding unvested Options shall become immediately vested and exercisable.

(c)    Impact of Spin-Off.  Notwithstanding anything set forth in this Agreement to the contrary, upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the Associate’s Options shall be adjusted in accordance with Section 4.3 of the Plan such that, upon completion of the Spin-Off, the Associate shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately following the Spin-Off, the Associate remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Associate, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 6.    Miscellaneous.

(a)    Withholding.  In connection with the exercise of any of the Options as provided in this Award Agreement, the Company or one of its Subsidiaries may require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of exercise, the Associate is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Associate pursuant to Section 4 above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

(b)    Incorporation of Forfeiture Provisions.  The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c)    Restrictive Covenants.  In consideration of the grant of the Option, during the Associate’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twenty-four (24) months following the termination of the Associate’s employment (whether such termination is initiated by the Associate or the Associate’s employer), the Associate shall be subject to the restrictive covenants set forth in Section 7 of the Employment Agreement.

(d)    Dispute Resolution.  Any dispute or controversy between Associate and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the dispute resolutions in the Employment Agreement.

(e)    Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(f)    No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.

(g)    No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(h)    Non-Transferability of Options.  The Options may be exercised only by the Associate.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Associate upon the Associate’s death or with the Company’s consent.

(i)    Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(j)    Waiver; Amendment.

1.    Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

2.    Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(k)    Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.

(l)    Applicable Law and Forum.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(m)    Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(n)    Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
Name: Dion Persson
Title: Senior Vice President, Business Development

ASSOCIATE:

/s/ Rex Tibbens
Name: Rex Tibbens

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
36,338 Shares	$57.07